Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 001-42465 on Form 20-F of our report dated September 23, 2024, relating to the financial statements of Euroholdings Ltd. Predecessor. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
February 11, 2025